Exhibit 99.1

Allied Motion Technologies Inc.
495 Commerce Dr., Suite 3
Amherst, NY 14228
Phone: 716-242-8634
Fax: 716-242-8638

NEWS RELEASE

FOR IMMEDIATE RELEASE

ALLIED MOTION TECHNOLOGIES COMPLETES ACQUISITION OF HEIDRIVE

Expands Allied Motion’s product offerings, geographic reach, technical sales and systems engineering capabilities

AMHERST, NEW YORK, January 12, 2016 — Allied Motion Technologies Inc. (NASDAQ: AMOT), a global designer and manufacturer of motion control products, announced today that it has completed the acquisition of Heidrive GmbH, a drive technology and engineering company for €20 million (approximately US$22 million).  Allied Motion announced on December 23, 2015 that it had signed an agreement to purchase Heidrive.

Headquartered in Kelheim, Germany, Heidrive designs and manufactures customized, innovative synchronous motion systems for highly demanding applications from medical technology and robotics to cargo aviation and building technologies, as well as various commercial applications.  Its products include a variety of motors, gears and electronic controls.  Heidrive has approximately 220 employees with manufacturing facilities in Kelheim and Mrakov, Czech Republic.  Heidrive expects 2015 revenue of approximately €29 million (US$32 million), up about 8% from the prior year, and total assets at December 31, 2015 are anticipated to be approximately €10 million (US$11 million).  The acquisition is expected to be immediately accretive to Allied Motion.

“This acquisition brings us a well-managed, focused organization that is strategically aligned with Allied Motion and will provide us with many opportunities to advance our growth strategy through new markets, customers, products and capabilities,” commented Richard S. Warzala, Allied Motion’s Chairman and Chief Executive Officer.  “Heidrive brings complementary product lines and additional technical competencies in customized motor and system solutions while expanding our sales footprint and customer base in the German market.  Heidrive also provides an efficient operational presence in Germany and the Czech Republic that will further enhance our global production capabilities.  We further expect to leverage the products and capabilities of the combined company to enhance revenue growth through our One Team sales network around the world.”

About Allied Motion Technologies Inc.

Headquartered in Amherst, NY, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors.  Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.  The Company routinely posts news and other important information on its website at http://alliedmotion.com.

Safe Harbor Statement

Allied Motion makes forward-looking statements in this news release that represent its expectations or beliefs about future events and financial performance.  Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, prospects, projections or other characterizations of future events or circumstances are forward-looking statements.  Forward-looking statements made in this news release, include, but are not limited to, statements concerning: Heidrive’s business complementing and expanding Allied Motion’s existing operations; growth prospects; other potential benefits and synergies of the transaction.  Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements.  These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, general

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economic conditions and conditions affecting the industries in which Allied Motion and Heidrive operate; Allied Motion’s ability to successfully integrate Heidrive’s operations and employees with Allied Motion’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Heidrive’s performance and maintenance of important business relationships.

Allied Motion makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Company Contact:	Investor Contact:

Sue Chiarmonte	Deborah K. Pawlowski
Allied Motion Technologies Inc.	Kei Advisors LLC
Phone: 716-242-8634 x602	Phone: 716-843-3908
Email: sue.chiarmonte@alliedmotion.com	Email: dpawlowski@keiadvisors.com

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